Credit Suisse
Asset-Backed Securities
ABSC AMQ 2006-HE7
Balance: 95,439,594
Ameriquest
476 records

Selection Criteria: Ameriquest
Table of Contents

1.

Mortgage Loans Summary

2.

Principal balance at Origination

3.

Remaining Principal Balance

4.

Fico Scores

5.

Original Term

6.

Remaining Term

7.

Property Type

8.

Occupancy Status

9.

Loan Purpose

10.

Original Loan to Value Ratio

11.

Combined Loan To Value

12.

Geographic Distribution By Balance

13.

Documentation

14.

Mortgage Rate

15.

Maximum Rate

16.

Gross Margin

17.

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

18.

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

19.

Next Rate Adjustment Date

20.

Original Number of Months to Expiration Of Prepayment Penalty Term

21.

Loan Type

22.

Credit Grade

23.

Lien Position

24.

DTI

1. Mortgage Loans Summary

Current Balance: $95,439,593.58
Number of Loans: 476
Average Current Balance: $200,503.35
Interest Only Loans: 13.94%
Fixed Rate Loans: 62.43%
Adjustable Rate Loans: 37.57%
WA Coupon: 7.905%
WA Margin: 5.052%
WA Max Rate: 14.412%
WA Initial Cap: 2.104%
WA Periodic Cap: 1.000%
WA Original LTV: 82.6237%
WA Combined LTV: 82.8382%
WA Original Term: 352
WA Remaining Term: 349
NZWA FICO: 644
WA DTI: 42.55%
Owner Occupied: 95.61%
% of loans with Prepayment Penalty: 66.04%
First Lien Percentage: 99.88%
Second Lien Percentage: 0.12%
Silent second %: 1.26%
Balloon %: 0.00%
WA CLTV of Silent seconds: 98.16
% Non Full Doc: 23.71
Top 5 States: CA(18.78%),FL(12.65%),NY(7.21%),PA(5.63%),WA(5.29%)
% Conforming: 85.72%

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2. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	3	$118,551.00	0.12%	609	100.00%	9.796%	100.00%
50,001 - 75,000	16	1,070,061.90	1.12	622	75.46	8.633	80.86
75,001 - 100,000	54	4,828,341.40	5.05	629	76.31	8.430	94.42
100,001 - 125,000	67	7,526,791.00	7.87	632	80.54	8.215	94.07
125,001 - 150,000	57	7,992,758.40	8.36	619	78.42	8.219	94.66
150,001 - 175,000	57	9,262,335.00	9.69	617	79.54	8.203	100.00
175,001 - 200,000	39	7,300,981.00	7.63	641	81.40	7.718	97.48
200,001 - 250,000	54	12,035,840.24	12.59	633	81.68	7.963	96.43
250,001 - 300,000	58	15,861,437.00	16.59	666	86.80	7.474	93.32
300,001 - 400,000	40	13,635,842.00	14.26	661	82.87	7.573	95.16
400,001 - 500,000	20	9,180,968.00	9.60	649	85.31	7.794	100.00
500,001 - 600,000	6	3,147,200.00	3.29	663	87.77	7.861	83.40
600,001 - 700,000	2	1,292,999.00	1.35	670	91.50	7.564	100.00
700,001 >=	3	2,378,700.00	2.49	662	87.89	8.926	100.00
Total:	476	$95,632,805.94	100.00%	644	82.62%	7.905%	95.61%

Mimimum Original Balance: 26,180.00
Maximum Original Balance: 920,700.00
Average Original Balance: 200,909.26

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3. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	3	$118,223.88	0.12%	609	100.00%	9.796%	100.00%
50,001 - 75,000	16	1,066,589.78	1.12	622	75.46	8.633	80.86
75,001 - 100,000	55	4,918,409.28	5.15	630	76.59	8.421	94.53
100,001 - 125,000	66	7,414,348.17	7.77	631	80.41	8.218	93.99
125,001 - 150,000	57	7,977,724.34	8.36	619	78.42	8.219	94.66
150,001 - 175,000	57	9,245,255.92	9.69	617	79.54	8.203	100.00
175,001 - 200,000	40	7,490,883.37	7.85	641	81.62	7.733	97.55
200,001 - 250,000	54	12,069,792.44	12.65	633	81.70	7.933	96.44
250,001 - 300,000	57	15,559,489.62	16.30	666	86.75	7.486	93.21
300,001 - 400,000	40	13,606,304.21	14.26	661	82.87	7.573	95.16
400,001 - 500,000	20	9,163,876.51	9.60	649	85.31	7.794	100.00
500,001 - 600,000	6	3,143,004.59	3.29	663	87.77	7.861	83.40
600,001 - 700,000	2	1,291,545.42	1.35	670	91.50	7.564	100.00
700,001 >=	3	2,374,146.05	2.49	662	87.89	8.926	100.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

Mimimum Remaining Balance: 26,120.97
Maximum Remaining Balance: 918,623.11
Average Remaining Balance: 200,503.35

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4. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 500	1	$132,860.10	0.14%	500	69.27%	9.200%	100.00%
501 - 525	31	5,657,033.82	5.93	513	72.54	9.285	100.00
526 - 550	35	5,813,145.63	6.09	538	77.67	9.129	100.00
551 - 575	33	6,188,724.46	6.48	563	80.73	9.000	100.00
576 - 600	46	6,877,264.13	7.21	587	76.32	8.488	97.33
601 - 625	52	9,629,400.10	10.09	613	79.52	8.600	92.37
626 - 650	61	12,011,380.89	12.59	640	81.41	7.794	95.33
651 - 675	66	15,129,720.18	15.85	662	83.62	7.596	97.33
676 - 700	61	13,934,681.99	14.60	686	85.84	7.221	93.42
701 - 725	46	10,540,160.98	11.04	710	88.78	7.131	90.05
726 - 750	26	5,691,212.12	5.96	737	89.48	7.036	98.41
751 - 775	11	2,080,621.13	2.18	759	88.79	7.063	94.33
776 - 800	5	1,367,179.00	1.43	780	87.80	6.536	100.00
801 - 825	2	386,209.05	0.40	809	91.30	6.997	65.13
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

Minimum FICO: 500
Maximum FICO: 814
WA FICO: 644
nzwa FICO: 644

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5. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 120	1	$81,545.12	0.09%	650	69.90%	7.990%	100.00%
121 - 180	17	2,414,481.18	2.53	678	82.60	7.201	97.33
181 - 240	10	1,489,396.44	1.56	648	74.41	7.905	100.00
241 - 300	14	2,433,322.33	2.55	668	81.51	7.869	100.00
301 - 360	434	89,020,848.51	93.27	642	82.80	7.925	95.36
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

Minimum Original Term: 120
Maximum Original Term: 360
WA Original Term: 352

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6. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 180	18	$2,496,026.30	2.62%	677	82.18%	7.227%	97.42%
181 - 348	24	3,922,718.77	4.11	660	78.82	7.882	100.00
349 - 360	434	89,020,848.51	93.27	642	82.80	7.925	95.36
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

Minimum Remaining Term: 118
Maximum Remaining Term: 359
WA Remaining Term: 349

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7. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	423	$83,704,723.86	87.70%	645	82.79%	7.860%	97.50%
Condominium	28	4,915,657.33	5.15	648	79.65	7.772	71.50
PUD	16	4,014,372.97	4.21	625	83.65	8.307	100.00
Two to Four Family	9	2,804,839.42	2.94	627	81.46	8.885	75.07
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

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8. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Owner Occupied	453	$91,246,083.51	95.61%	642	82.44%	7.895%	100.00%
Investor Owned	23	4,193,510.07	4.39	674	86.65	8.120	0.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

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9. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Refinance - Cash Out	447	$91,445,387.12	95.81%	644	82.64%	7.906%	95.51%
Refinance - Rate/Term	21	3,034,656.44	3.18	644	81.87	7.792	97.08
Purchase	8	959,550.02	1.01	611	83.14	8.159	100.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

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10. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	24	$3,556,718.10	3.73%	607	42.07%	8.000%	100.00%
50.01 - 60.00	25	3,726,262.23	3.90	613	54.70	7.890	100.00
60.01 - 70.00	28	4,563,535.61	4.78	573	66.97	8.452	100.00
70.01 - 80.00	83	14,889,244.47	15.60	577	77.49	8.374	93.96
80.01 - 90.00	281	62,267,728.45	65.24	665	87.75	7.756	94.71
90.01 - 100.00	35	6,436,104.72	6.74	673	94.60	7.822	100.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

Minimum Loan-to-Value Ratio: 20.49
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 82.63

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11. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	24	$3,556,718.10	3.73%	607	42.07%	8.000%	100.00%
50.01 - 60.00	25	3,726,262.23	3.90	613	54.70	7.890	100.00
60.01 - 70.00	28	4,563,535.61	4.78	573	66.97	8.452	100.00
70.01 - 75.00	20	3,833,410.33	4.02	543	73.77	8.636	100.00
75.01 - 80.00	59	10,348,382.45	10.84	587	78.70	8.330	91.30
80.01 - 85.00	84	18,121,345.96	18.99	651	83.84	7.913	96.34
85.01 - 90.00	196	43,648,818.47	45.73	671	89.42	7.698	93.97
90.01 - 95.00	32	6,317,880.84	6.62	675	94.50	7.786	100.00
95.01 - 100.00	8	1,323,239.59	1.39	653	82.85	7.609	100.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

Min CLTV: 20.49%
Max CLTV: 100.00%
WA CLTV: 82.84%

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12. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
California	55	$17,920,886.34	18.78%	653	82.34%	7.594%	94.58%
Florida	68	12,070,064.49	12.65	636	78.71	7.858	98.23
New York	28	6,879,966.42	7.21	654	77.70	7.816	92.19
Pennsylvania	32	5,373,455.25	5.63	641	83.27	7.885	91.33
Washington	19	5,048,031.37	5.29	641	86.39	8.190	100.00
New Jersey	23	4,749,398.21	4.98	662	81.06	7.927	89.73
Maryland	20	4,518,467.67	4.73	653	82.84	7.699	97.27
Arizona	22	4,496,397.43	4.71	611	81.48	8.127	100.00
Massachusetts	9	3,007,535.14	3.15	626	82.13	8.668	100.00
Nevada	11	2,848,160.68	2.98	655	83.49	7.894	92.43
Illinois	15	2,351,676.92	2.46	655	85.04	7.819	86.67
Tennessee	13	1,916,483.43	2.01	610	84.58	8.307	100.00
Michigan	13	1,715,297.07	1.80	640	85.16	7.992	100.00
Louisiana	13	1,713,915.81	1.80	606	83.45	8.610	100.00
Minnesota	10	1,706,002.36	1.79	657	87.17	7.900	100.00
Wisconsin	11	1,555,016.14	1.63	603	85.64	8.890	100.00
Indiana	8	1,274,960.92	1.34	649	84.25	7.715	100.00
Missouri	10	1,211,650.03	1.27	640	86.26	7.840	100.00
Hawaii	4	1,108,781.32	1.16	659	85.32	7.326	53.18
Georgia	7	1,073,870.72	1.13	658	83.24	8.267	89.02
Delaware	4	1,034,097.83	1.08	642	85.84	7.608	93.77
Colorado	4	943,358.38	0.99	636	91.20	7.521	100.00
Texas	7	868,790.00	0.91	609	79.03	8.962	100.00
Mississippi	7	847,115.81	0.89	657	91.31	7.665	100.00
Ohio	8	833,229.54	0.87	679	89.46	7.629	89.15
Oregon	4	778,839.95	0.82	648	93.05	7.701	100.00
Arkansas	6	731,722.32	0.77	636	78.64	7.780	100.00
Utah	2	712,571.72	0.75	614	87.04	8.006	100.00
Oklahoma	7	707,528.18	0.74	646	83.27	8.275	89.51
Rhode Island	2	596,760.34	0.63	702	89.70	7.190	100.00
Kansas	4	574,248.16	0.60	694	85.18	7.183	100.00
Alabama	4	469,717.55	0.49	628	87.01	8.536	100.00
New Hampshire	2	407,870.90	0.43	626	83.83	7.492	100.00
North Carolina	2	403,447.37	0.42	671	91.88	7.923	100.00
Maine	3	398,357.76	0.42	670	76.92	7.908	100.00
New Mexico	2	374,264.89	0.39	534	70.92	9.859	100.00
Wyoming	2	357,943.32	0.38	653	84.12	7.815	100.00
Connecticut	2	350,610.32	0.37	667	72.45	6.506	100.00
Iowa	3	349,055.93	0.37	655	86.17	8.018	100.00
Alaska	1	213,248.65	0.22	560	90.00	8.375	100.00
Kentucky	2	190,129.85	0.20	581	86.45	9.181	100.00
South Dakota	2	188,568.05	0.20	756	86.35	7.688	100.00
Montana	1	142,955.87	0.15	537	70.00	9.150	100.00
Vermont	1	141,880.70	0.15	780	89.61	6.875	100.00
South Carolina	1	120,064.15	0.13	635	92.50	8.750	100.00
North Dakota	1	87,265.86	0.09	595	80.00	8.350	100.00
Idaho	1	75,932.46	0.08	603	80.00	10.000	100.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

Total Number Of Stated Represented:: 47
Washington DC (# of loans from DC): 0

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13. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Full Documentation	383	$72,814,075.18	76.29%	640	82.44%	7.894%	97.36%
Stated Income	44	12,126,132.13	12.71	661	83.56	8.058	91.41
Limited Documentation	49	10,499,386.27	11.00	646	82.80	7.803	88.28
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

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14. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.501 - 6.000	2	$392,226.28	0.41%	686	87.51%	5.992%	100.00%
6.001 - 6.500	10	3,291,453.98	3.45	715	82.88	6.306	100.00
6.501 - 7.000	81	16,442,310.86	17.23	704	83.26	6.855	93.91
7.001 - 7.500	92	22,134,687.87	23.19	682	85.80	7.270	97.07
7.501 - 8.000	87	17,682,660.45	18.53	645	82.46	7.800	93.98
8.001 - 8.500	63	11,399,801.38	11.94	606	80.32	8.295	98.74
8.501 - 9.000	61	11,640,792.08	12.20	585	80.68	8.800	96.01
9.001 - 9.500	36	5,483,714.79	5.75	559	76.18	9.328	100.00
9.501 - 10.000	25	3,525,265.42	3.69	573	83.15	9.751	90.07
10.001 - 10.500	8	746,515.19	0.78	560	80.13	10.237	100.00
10.501 - 11.000	7	1,646,649.11	1.73	549	84.18	10.631	68.32
11.001 - 11.500	3	945,079.28	0.99	567	85.11	11.401	100.00
11.501 - 12.000	1	108,436.89	0.11	527	70.00	11.950	100.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

Minimum Rate: 5.990
Maximum Rate: 11.950
WA Rate: 7.905

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15. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
11.501 - 12.000	1	$67,000.00	0.19%	678	52.22%	6.000%	100.00%
12.001 - 12.500	2	452,726.67	1.26	743	84.19	6.305	100.00
12.501 - 13.000	13	2,823,814.34	7.88	665	78.09	6.723	81.62
13.001 - 13.500	19	4,596,645.59	12.82	647	82.21	7.319	100.00
13.501 - 14.000	37	6,764,574.51	18.87	617	79.18	7.801	94.02
14.001 - 14.500	26	4,756,287.76	13.27	576	80.68	8.302	96.98
14.501 - 15.000	38	7,815,352.24	21.80	570	79.15	8.812	95.38
15.001 - 15.500	24	3,780,755.30	10.55	555	77.04	9.320	100.00
15.501 - 16.000	17	2,661,466.99	7.42	565	83.29	9.752	90.63
16.001 - 16.500	2	166,761.67	0.47	508	77.43	10.326	100.00
16.501 - 17.000	3	1,002,147.38	2.80	570	86.19	10.586	47.95
17.001 - 17.500	2	856,336.31	2.39	567	85.64	11.391	100.00
17.501 - 18.000	1	108,436.89	0.30	527	70.00	11.950	100.00
Total:	185	$35,852,305.65	100.00%	597	80.08%	8.412%	93.87%

Minimum Maximum Rate: 12.000
Maximum Maximum Rate: 17.950
WA Maximum Rate: 14.412

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16. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2.501 - 3.000	13	$2,602,077.61	7.26%	712	88.97%	7.133%	100.00%
3.001 - 3.500	12	2,875,884.42	8.02	670	81.43	7.164	71.01
3.501 - 4.000	6	1,968,644.47	5.49	651	79.42	7.295	100.00
4.001 - 4.500	13	2,136,802.59	5.96	613	76.66	7.780	90.04
4.501 - 5.000	30	5,475,423.67	15.27	572	82.02	8.847	100.00
5.001 - 5.500	32	6,895,609.74	19.23	586	79.91	8.666	96.61
5.501 - 6.000	72	12,694,655.89	35.41	568	78.18	8.839	92.76
6.001 - 6.500	5	728,411.23	2.03	565	82.98	9.058	100.00
6.501 - 7.000	2	474,796.03	1.32	508	67.53	9.361	100.00
Total:	185	$35,852,305.65	100.00%	597	80.08%	8.412%	93.87%

Minimum Gross Margin: 2.750
Maximum Gross Margin: 6.750
WA Gross Margin: 5.052

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17. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2.000	179	$34,917,555.44	97.39%	594	79.81%	8.447%	93.70%
6.000	6	934,750.21	2.61	712	90.04	7.111	100.00
Total:	185	$35,852,305.65	100.00%	597	80.08%	8.412%	93.87%

Min Initial Cap: 2.000%
Max Initial Cap: 6.000%
WA Initial Cap: 2.104%

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18. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	185	$35,852,305.65	100.00%	597	80.08%	8.412%	93.87%
Total:	185	$35,852,305.65	100.00%	597	80.08%	8.412%	93.87%

Min PERCAP: 1.000%
Max PERCAP: 1.000%
WA PERCAP: 1.000%

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19. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2008-04	2	$342,420.09	0.96%	620	82.90%	8.195%	100.00%
2008-06	4	509,208.78	1.42	568	88.59	9.120	87.13
2008-07	4	1,350,063.69	3.77	627	85.20	8.700	89.09
2008-08	3	309,240.76	0.86	608	85.95	7.935	100.00
2008-09	63	12,390,990.98	34.56	580	79.69	8.762	89.72
2008-10	17	4,125,103.37	11.51	591	80.27	8.322	100.00
2009-04	1	142,955.87	0.40	537	70.00	9.150	100.00
2009-05	3	391,051.59	1.09	590	81.32	8.262	100.00
2009-06	3	655,736.72	1.83	533	75.49	9.170	100.00
2009-07	1	195,700.00	0.55	744	95.00	7.500	100.00
2009-08	1	183,893.06	0.51	588	90.00	9.990	0.00
2009-09	65	12,396,352.89	34.58	608	80.26	8.133	95.74
2009-10	12	1,924,837.64	5.37	592	68.49	8.170	100.00
2011-06	1	138,793.09	0.39	691	88.23	6.750	100.00
2011-09	5	795,957.12	2.22	715	90.36	7.174	100.00
Total:	185	$35,852,305.65	100.00%	597	80.08%	8.412%	93.87%

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20. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	153	$32,407,157.22	33.96%	647	82.71%	8.106%	93.24%
12	21	5,524,045.88	5.79	677	80.87	7.569	90.28
30	2	403,447.37	0.42	671	91.88	7.923	100.00
36	300	57,104,943.11	59.83	638	82.68	7.823	97.44
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

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21. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
ARM - 2/28	85	$17,272,626.67	18.10%	581	80.66%	8.766%	91.39%
ARM - 2/28 - 5Yr IO	8	1,754,401.00	1.84	638	80.08	7.492	100.00
ARM - 3/12	1	79,530.95	0.08	587	60.02	7.875	100.00
ARM - 3/27	70	11,680,890.74	12.24	579	77.45	8.552	93.91
ARM - 3/27 - 5Yr IO	15	4,130,106.08	4.33	672	83.23	7.234	100.00
ARM - 5/25	4	656,650.21	0.69	715	90.06	7.021	100.00
ARM - 5/25 - 5Yr IO	2	278,100.00	0.29	703	90.00	7.325	100.00
Fixed - 10Yr	1	81,545.12	0.09	650	69.90	7.990	100.00
Fixed - 15Yr	16	2,334,950.23	2.45	681	83.37	7.178	97.24
Fixed - 20Yr	10	1,489,396.44	1.56	648	74.41	7.905	100.00
Fixed - 25Yr	14	2,433,322.33	2.55	668	81.51	7.869	100.00
Fixed - 30Yr	226	46,106,182.09	48.31	671	84.36	7.610	95.81
Fixed - 30Yr - 5Yr IO	24	7,141,891.72	7.48	677	86.21	7.504	100.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

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22. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2A	38	$6,352,813.87	6.66%	600	78.75%	8.825%	88.89%
3A	34	6,080,766.06	6.37	618	76.56	8.403	97.58
4A	35	6,735,484.62	7.06	630	82.11	8.101	94.32
5A	53	12,082,535.48	12.66	650	85.57	7.595	97.98
6A	51	10,242,229.89	10.73	669	78.56	7.268	90.98
7A	69	17,004,692.57	17.82	694	88.36	7.215	94.33
8A	70	14,815,626.49	15.52	738	88.96	6.999	94.43
A	49	8,974,289.32	9.40	571	80.47	8.773	100.00
B	32	5,341,863.57	5.60	546	79.80	9.105	100.00
C	30	5,767,589.09	6.04	533	74.34	9.347	100.00
D	15	2,041,702.62	2.14	523	63.92	9.215	100.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

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23. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1	473	$95,321,369.70	99.88%	644	82.60%	7.902%	95.60%
2	3	118,223.88	0.12	609	100.00	9.796	100.00
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

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24. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.01 - 10.00	1	$139,755.03	0.15%	592	80.00%	8.650%	100.00%
10.01 - 15.00	1	161,408.49	0.17	508	80.00	8.625	100.00
15.01 - 20.00	9	1,416,695.46	1.48	654	68.97	7.516	89.85
20.01 - 25.00	16	1,926,364.50	2.02	654	80.72	8.042	95.33
25.01 - 30.00	37	6,918,246.58	7.25	642	79.54	8.006	96.91
30.01 - 35.00	52	9,645,639.39	10.11	636	84.04	8.174	89.47
35.01 - 40.00	70	12,672,399.80	13.28	639	81.87	7.773	100.00
40.01 - 45.00	86	18,210,878.56	19.08	648	83.94	7.974	94.10
45.01 - 50.00	153	33,992,360.05	35.62	650	84.23	7.833	96.71
50.01 - 55.00	51	10,355,845.72	10.85	629	79.02	7.865	94.83
Total:	476	$95,439,593.58	100.00%	644	82.62%	7.905%	95.61%

Minimum: 10.00
Max DTI: 55.00
nzwa DTI: 42.55

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11 Madison Avenue
New York, New York 10010
www.credit_suisse.com
Nov 2, 2006 09:44

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.